EXHIBIT 23.3

April 21, 2008

EnCana Corporation

1800-855 2nd Street, S.W.

P.O. Box 2850

Calgary, Alberta, Canada

T2P 2S5

Re:	Registration Statement on Form F-3 (United States Securities and

Exchange Commission)

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2007, in the registration statement on Form F-3 of EnCana Corporation.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ C. B. Kowalski, P. Eng.

C. B. Kowalski, P. Eng.

Vice President

Calgary, Alberta